EXHIBIT 10.33

February 9, 2012

Excellong, Inc.
77 Sugar Creek Center Boulevard
Suite 215
Sugar Land, Texas 77478
Attention: Yng-Jou Joe Hwang, President

Re:           Amendatory Letter Agreement
 Stock Purchase Agreement, dated December 16, 2011

Ladies and Gentlemen:

Reference is hereby made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated December 16, 2011, between Pacific Energy Development Corp., a Nevada corporation (“PEDCO”), the shareholders (“Sellers”) of Excellong E&P-2, Inc., a Texas corporation (the “Corporation”), and Excellong, Inc., a Texas corporation (“Excellong”). PEDCO, Sellers and Excellong are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.” All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The Purchase Agreement sets forth the terms and conditions by which PEDCO agrees to acquire from Sellers all of the issued and outstanding shares of capital stock of the Corporation.

Pursuant to Section 6 of the Purchase Agreement, the consummation of the transactions contemplated by the Purchase Agreement (“Closing”) shall take place on a date to be specified by PEDCO subject to PEDCO’s satisfaction with its due diligence investigation under Section 5 of the Purchase Agreement and provided that Closing does not occur later than sixty (60) days from the date of the Purchase Agreement.

Section 5(a) of the Purchase Agreement defines the Review Period as sixty (60) days after the date of the Purchase Agreement, until 5:00 p.m. Central time on such date.

Section 14(a)(iv) of the Purchase Agreement defines the Outside Closing Date as February 14, 2012.

Section 8(f)(iii) states that there are no preferential rights to purchase, options to purchase, area of mutual interest agreements, consents to assign or confidentiality agreements affecting any of the Oil & Gas Assets.

4125 Blackhawk Plaza Circle, Suite 201A, Danville, CA 94506    T: (925) 984 2845    F: (925) 403 0703    www.PacificEnergyDevelopment.com

Excellong, Inc.
February 9, 2012

Pursuant to Section 17 of the Purchase Agreement, Mr. Y. Joe Hwang (the “Shareholder Representative”) shall act as agent for the Sellers and may amend or waive any rights of Sellers under the Purchase Agreement.

The Parties desire that Closing be held on Thursday, March 1, 2012, the Review Period run until that time, the Outside Closing Date be defined as March 1, 2012, and the representation made in Section 8(f)(iii) of the Purchase Agreement reflect two required consents to assign affecting the Oil & Gas Assets, subject to the terms and conditions of this Amendatory Letter Agreement (this “Amendment”).

In consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Parties hereby amend the first sentence of Section 6 of the Purchase Agreement to read in its entirety as follows:

“Subject to Buyer’s satisfaction with its due diligence investigation under Section 5, the consummation of the transactions contemplated by this Agreement shall take place at a closing (“Closing”) on a date to be specified by Buyer (the “Closing Date”); provided, however, that the Closing Date shall not be later than the Outside Closing Date.”

2. Pursuant to Section 6 of the Purchase Agreement, Buyer hereby gives notice to Sellers and Excellong that, subject to Buyer’s satisfaction with its due diligence investigation under Section 5 of the Purchase Agreement, Closing shall take place at 10:00 a.m., Thursday, March 1, 2012, at the offices of Excellong at the address above.

3. The Parties hereby amend the first sentence of Section 5(a) of the Purchase Agreement to read in its entirety as follows:

“From the date of this Agreement until 5:00 p.m. Central Time on the day prior to the Closing Date (the “Review Period”), the Corporation shall permit Buyer and Buyer’s representatives to examine during normal business hours at a location designated by the Corporation all abstracts of title, title opinions, title files, ownership maps, lease, well, and division order files, assignments, operating, and accounting records and all Leases, Surface Agreements, Permits, Contracts, and other agreements, data, analyses, and information pertaining to the Oil & Gas Assets insofar as the same may now be in existence and in the possession of the Corporation (or agent or Representative of the Corporation), subject to such restrictions upon disclosure as may exist under confidentiality or other agreements binding upon the Corporation and relating to the data.”

4. The Parties hereby amend Section 14(a)(iv) of the Purchase Agreement to read in its entirety as follows:

“by either Sellers or Buyer, if Closing shall not have occurred on or before March 1, 2012 (the “Outside Closing Date”); provided, however, that the right to terminate this Agreement under this Section 14(a)(iv) shall not be available: (A) to Sellers, if any breach of this Agreement by Sellers has been the principal cause of, or resulted in, the failure of Closing to occur on or before the Outside Closing Date; or (B) to Buyer, if any breach of this Agreement by Buyer has been the principal cause of, or resulted in, the failure of Closing to occur on or before the Outside Closing Date.

Excellong, Inc.
February 9, 2012

5. The Parties hereby amend Section 8(f)(iii) of the Purchase Agreement to read in its entirety as follows:

“Except as set forth on Schedule 8(f), there are no preferential rights to purchase, options to purchase, area of mutual interest agreements, consents to assign or confidentiality agreements affecting any of the Oil & Gas Assets.”

6. Schedule 8(f) to the Purchase Agreement is attached hereto as Exhibit A.

7. As amended hereby, the Purchase Agreement is in full force and effect, and valid and binding upon the Parties. In the event of a conflict between this Amendment and the Purchase Agreement, the terms and conditions of this Amendment shall control and govern the point in conflict. Notwithstanding anything to the contrary, failure of this Amendment to address a point in the Purchase Agreement shall not be deemed to be a conflict.

8. All exhibits attached to this Amendment are hereby incorporated by reference herein and made a part hereof for all purposes as if set forth in their entirety herein. This Amendment shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. This Amendment may not be altered, or amended, nor any rights hereunder waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. This Amendment may be executed in counterparts, and each counterpart shall be deemed to be an original, but all of which shall be deemed to be one amendment. This Amendment may be executed by telefax or electronic signatures, and telefax and electronic signatures shall be valid and binding upon the Parties.

[Signature page follows.]

Please execute this Amendment in the space provided below indicating your agreement with the above and return the executed Amendment to the undersigned by fax or email at your earliest convenience. Please do not hesitate to contact me if you have any questions. Thank you for your prompt attention to this matter.

Sincerely,

Pacific Energy Development Corp.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

ACCEPTED AND AGREED
this 10th day of February, 2012

Sellers	Excellong, Inc.

By:	/s/ Yng-Jou Joe Hwang	/s/ Yng-Jou Joe Hwang
	Y. Joe Hwang	Yng-Jou Joe Hwang
	Shareholder Representative	President

Schedule 8(f)
Preferential Rights to Purchase, Options to Purchase, Area of Mutual Interest Agreements,
Consents to Assign and Confidentiality Agreements

1.	Consent to Assign: Oil and Gas Lease, dated May 5, 2008, by and between TYLER RANCH PARTNERS, LTD. and TEXOZ E&P II, INC.

2.	Consent to Assign: Oil and Gas Lease, dated June 30, 2009, by and between TYLER RANCH PARTNERS, LTD. and TEXOZ E&P II, INC.